EXHIBIT 10.1
AMENDMENT TO
EXECUTIVE EMPLOYMENT AGREEMENT

This AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT (“Amendment”) is entered into on the 5th day of March 2026, by and between Citizens, Inc., a Colorado corporation (the “Company”), and Jon Stenberg (the “Executive”) (each, a “Party” and together, the “Parties”). This Amendment amends the Executive Employment Agreement (“Agreement”) between the Parties entered into as of March 18, 2024.
WHEREAS, Executive has served as Chief Executive Officer of the Company since July 1, 2024; and
WHEREAS, the Board of the Company has reviewed the Executive’s compensation and compared it to market compensation data; and
WHEREAS, in order to retain and motivate the Executive, the Board believes it is in the best interest of the Company to increase the Executive’s compensation to align with market compensation data.
NOW, THEREFORE, in consideration of the premises and mutual covenants herein and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the Parties agree as follows:

1.Compensation. Section 3, Compensation, of the Agreement shall be amended as follows:

(a)Base Salary. Effective April 1, 2026, the Base Salary shall be increased from $500,000 to $600,000.
(b)Short-Term Incentive. The target bonus for the Annual Bonus Opportunity beginning in 2026 shall be increased from $400,000 to $480,000.
(c)Long-Term Incentive. The target bonus for the LTI beginning in 2026 shall be increased from $450,000 to $540,000.

2.References. All capitalized terms used in this Amendment and not otherwise defined shall have the meanings set forth in the Agreement.

3.No Other Changes. Except as amended herein, all terms and conditions of the Agreement shall remain in full force and effect.

[SIGNATURES TO IMMEDIATELY FOLLOW]

EXHIBIT 10.1
IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date first written above.

EXECUTIVE

/s/ Jon Stenberg
Jon Stenberg

CITIZENS, INC.

By: /s/ Jerry D. Davis, Jr.
Name: Jerry D. Davis, Jr.
Title: Chairman of the Board